EXECUTION

GUARANTY
GUARANTY, dated as of December 17, 2025 (as amended, restated, supplemented, or otherwise modified from time to time, this Guaranty), made by FBRED REIT REAL ESTATE DEBT OPCO, LLC, a Delaware limited liability company (the Guarantor), in favor of ATLAS SECURITIZED PRODUCTS, L.P. (the Administrative Agent), as Administrative Agent on behalf of Buyers.

RECITALS
Pursuant to the Master Repurchase Agreement, dated as of December 17, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the Repurchase Agreement), among FBRED REIT AWH SELLER, LLC, FBRED REIT AWH MEZZANINE
LOAN SELLER, LLC (each a Seller and collectively, the Sellers), FBRED REIT AWH MEZZANINE LOAN SUBSIDIARY, LLC (the Mezzanine Loan Subsidiary and together with the Sellers, each a Seller Party and collectively, the Seller Parties), the Guarantor, the Administrative Agent as administrative agent and a buyer, Atlas Securitized Products Investments 3, L.P. (Investments 3 and a Buyer), Atlas Securitized Products Funding 2, L.P. (Funding 2 and a Buyer), Atlas Securitized Products Funding 1, L.P. (Funding 1 and a Buyer), Atlas Securitized Products Funding 3, L.P. (Funding 3 and a Buyer), AWLC Holdings 2, L.P. (AWLC and a Buyer) and each other Buyer from time to time made a party thereto in accordance therewith (Buyers), the Sellers may, from time to time, enter into Transactions (as defined in the Repurchase Agreement) in which the (i) the Administrative Agent on behalf of Buyers shall purchase from the Seller certain Purchased Assets and (ii) the Sellers will repurchase the Purchased Assets on the applicable Repurchase Date. Pursuant to the Repurchase Agreement, the Mezzanine Loan Subsidiary will grant, assign and pledge its interests in the Contributed Mezzanine Loans to the Administrative Agent on behalf of Buyers. It is a condition precedent to the obligation of the Administrative Agent on behalf of Buyers to enter into Transactions under the Repurchase Agreement that the Guarantor shall have executed and delivered this Guaranty to the Administrative Agent for the benefit of Buyers.
NOW, THEREFORE, in consideration of the foregoing premises, to induce the Administrative Agent and Buyers to enter into the Repurchase Agreement and to enter into Transactions thereunder, the Guarantor hereby agrees with the Administrative Agent and Buyers, as follows:
1.Defined Terms. The following terms shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement.
Maximum Guaranty Amount shall mean:
(a)other than in connection with a Trigger Event, the sum of (x) product of (A) twenty-five percent (25%) multiplied by (B) an amount equal to the aggregate outstanding

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Repurchase Price of the Purchased Assets plus (y) the costs and expenses of enforcing this Guaranty; and
(b)in connection with a Trigger Event, the full amount of the Obligations
Obligations shall mean all obligations and liabilities of the Seller Parties to the Administrative Agent and Buyers, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or out of or in connection with the Repurchase Agreement and any other Program Agreements and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Administrative Agent and Buyers that are required to be paid by a party to the Transaction pursuant to the terms of the Program Agreements and costs of enforcement of this Guaranty) or otherwise.

Trigger Event shall mean the occurrence of any of the following events:
(a)there is any fraud, intentional misrepresentation of a material fact or intentional omission of a material fact on the part of Guarantor, Seller Parties or any of their respective Affiliates in connection with any of the Program Agreements, the Purchased Assets or the Obligations;
(b)the willful misconduct by or on behalf of Guarantor, Seller Parties or any of their respective Affiliates in connection with any of the Program Agreements;
(c)there is any misappropriation, intentional misapplication or intentional conversion by Guarantor, Seller Parties or any of its officers, employees or Affiliates of any Income received with respect to the Purchased Assets in violation of the Program Agreements;
(d)any failure by Seller Parties or any Affiliate to fund a Future Funding Obligation when the related borrower has satisfied the conditions to be satisfied by it under the related Purchased Asset Documents;
(e)an Act of Insolvency occurs with respect to Seller or Guarantor;
(f)Any Seller Party has breached the covenant set forth in Section 14(y) of the Repurchase Agreement (Seller Separateness Covenant) and such breach results in such Seller Party being substantively consolidated with Guarantor;
(g)there is any seizure or forfeiture of any Purchased Asset, or a substantial portion thereof, or Guarantor or any Seller Partys interest therein, as a result of any criminal wrongdoing on the part of Guarantor or any Seller Party or any of their respective officers, employees or Affiliates;
the violation of any Environmental Law, the correction of any Environmental Condition, or the removal of any hazardous, toxic or harmful substances, materials,

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waste, pollutants or containments defined as such in or regulated under any Environmental Law affecting any Purchased Asset;
(h)any act taken by any Seller Party, Guarantor or any of their respective Affiliates that contests the validity or enforceability of the Program Agreements in writing or that materially impairs or materially and adversely affects Administrative Agents security interest or lien priority in any of the Purchased Assets in violation of the Program Agreements (excluding any security interest or lien arising under applicable law); or
(i)Any Seller Party, Guarantor or any Affiliate thereof interferes with, frustrates or prevents Buyers exercise of remedies provided under the Program Agreements.
2.Guaranty.
(a)The Guarantor hereby unconditionally and irrevocably guarantees to the Administrative Agent for the benefit of Buyers the prompt and complete payment and performance by the Seller Parties when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations in an amount not to exceed the applicable Maximum Guaranty Amount.
The Guarantor shall pay additional amounts to, and indemnify, the Administrative Agent and Buyers (including for purposes of this Section 2, any successor and any permitted assignee or participant under the Repurchase Agreement) with respect to Indemnified Taxes (as defined in the Repurchase Agreement) imposed on payments pursuant to this Guaranty (but without duplication of any payments in respect of Indemnified Taxes due from any Seller Party guaranteed under the preceding paragraph) to the same extent as the related Seller Party would have paid additional amounts and indemnified the Administrative Agent and Buyers with respect to Indemnified Taxes under Section 11(e) of the Repurchase Agreement if the Guarantor were the Seller Party under the Repurchase Agreement. For the avoidance of doubt, any such payments are in addition to the Guarantor's obligation to pay any amounts required to be paid by the Seller Parties to the Administrative Agent and Buyers.
(b)The Guarantor further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Administrative Agent or Buyers in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guaranty. This Guaranty shall remain in full force and effect until the later of (i) the termination of the Repurchase Agreement or (ii) the Obligations are paid in full, notwithstanding that from time to time prior thereto the Seller Parties may be free from any Obligations.
No payment or payments made by any Seller Party or any other Person or received or collected by the Administrative Agent from any Seller Party or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall,

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notwithstanding any such payment or payments, remain liable for the amount of the Obligations until the Obligations are paid in full.

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(c)Guarantor agrees that whenever, at any time, or from time to time, Guarantor shall make any payment to the Administrative Agent for the benefit of Buyers on account of Guarantors liability hereunder, the Guarantor will notify the Administrative Agent in writing that such payment is made under this Guaranty for such purpose.
3.Right of Set-off. The Buyers are hereby irrevocably authorized at any time and from time to time without notice to the Guarantor, any such notice being hereby waived by the Guarantor, to set off and appropriate and apply any and all monies and other property of the Guarantor, deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Buyers or any affiliate thereof to or for the credit or the account of the Guarantor, or any part thereof in such amounts as the Buyers may elect, on account of the Obligations and liabilities of the Guarantor hereunder and claims of every nature and description of the Buyers against the Guarantor, in any currency, whether arising hereunder, under the Repurchase Agreement or otherwise, as the Buyers may elect, whether or not the Administrative Agent has made any demand for payment and although such Obligations and liabilities and claims may be contingent or unmatured. The Administrative Agent shall notify the Guarantor promptly after receipt of notice of any such set-off and the application made by the Buyers, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Buyers under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Buyers may have.
Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by the Buyers, the Guarantor shall not be entitled to be subrogated to any of the rights of the Administrative Agent or Buyers against the Seller Parties or any other guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or Buyers for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Seller Parties or any other guarantor in respect of payments made by the Guarantor hereunder, until all amounts then due and owing to the Administrative Agent or Buyers by the Seller on account of the Obligations are paid in full and the Repurchase Agreement is terminated. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all then due and owing Obligations shall not have been paid in full, such amounts shall be held by the Guarantor in trust for the Administrative Agent, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Administrative Agent in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine. Notwithstanding the foregoing, nothing in this Guaranty shall limit the rights of the Seller Parties to make any distributions, or the rights of Guarantor, directly or indirectly, to cause the Seller Parties to make distributions in respect of membership or other ownership interests in the Seller Parties or any of Guarantors direct or indirect Subsidiaries under their respective organizational documents, subject to and in accordance with such organizational documents and all Requirements of Law, except to the

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extent otherwise expressly provided in any Transaction Document, including, without limitation, Section 14(l) of the Repurchase Agreement.

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4.Amendments, etc. with Respect to the Obligations. Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor, and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent may be rescinded by the Administrative Agent, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or Buyers, and the Repurchase Agreement, and the other Program Agreements and any other document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or Buyers for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. The Administrative Agent shall have no obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guaranty or any property subject thereto. When making any demand hereunder against the Guarantor, the Administrative Agent may, but shall be under no obligation to, make a similar demand on the Seller Parties or any other guarantor, and any failure by the Administrative Agent to make any such demand or to collect any payments from the Seller Parties or any such other guarantor or any release of the Seller Parties or such other guarantor shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or Buyers against the Guarantor. For the purposes hereof demand shall include the commencement and continuance of any legal proceedings.
Guaranty Absolute and Unconditional. (a) Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent upon this Guaranty or acceptance of this Guaranty; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived in reliance upon this Guaranty; and all dealings between any Seller Party or the Guarantor, on the one hand, and the Administrative Agent on behalf of Buyers, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty. Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Seller Parties or the Guarantor with respect to the Obligations. This Guaranty shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity or enforceability of the Repurchase Agreement, the other Program Agreements, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Seller Party against the Administrative Agent or Buyers, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of any Seller Party or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Seller Party for the Obligations, or of the Guarantor under this Guaranty, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the

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Guarantor, the Administrative Agent may, but shall be under no obligation, to pursue such rights and remedies that they may have against any Seller Party or any other Person or against any collateral security or guarantee for the

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Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent to pursue such other rights or remedies or to collect any payments from any Seller Party or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Seller Party or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent on behalf of Buyers against the Guarantor. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and its successors and assigns, and shall inure to the benefit of the Administrative Agent, the Buyers and their respective successors, and permitted indorsees, transferees and assigns under the Repurchase Agreement, until all the Obligations and the obligations of the Guarantor under this Guaranty shall have been satisfied by payment in full, notwithstanding that from time to time during the term of the Repurchase Agreement the Seller Parties may be free from any Obligations.
(b)Without limiting the generality of the foregoing, Guarantor hereby agrees, acknowledges, and represents and warrants to the Administrative Agent and Buyers as follows:
(i)Guarantor hereby waives any defense arising by reason of, and any and all right to assert against the Administrative Agent and Buyers any claim or defense based upon, an election of remedies by the Administrative Agent and Buyers which in any manner impairs, affects, reduces, releases, destroys and/or extinguishes Guarantors subrogation rights, rights to proceed against any Seller Party or any other guarantor for reimbursement or contribution, and/or any other rights of the Guarantor to proceed against any Seller Party, against any other guarantor, or against any other person or security.
(ii)Guarantor is presently informed of the financial condition of each Seller Party and of all other circumstances which diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. The Guarantor hereby covenants that it will make its own investigation and will continue to keep itself informed of each Seller Partys financial condition, the status of other guarantors, if any, of all other circumstances which bear upon the risk of nonpayment and that it will continue to rely upon sources other than the Administrative Agent for such information and will not rely upon the Administrative Agent for any such information. Absent a written request for such information by the Guarantor to the Administrative Agent, Guarantor hereby waives its right, if any, to require the Administrative Agent to disclose to Guarantor any information which the Administrative Agent may now or hereafter acquire concerning such condition or circumstances including, but not limited to, the release of or revocation by any other guarantor.
Guarantor has independently reviewed the Repurchase Agreement and related agreements and has made an independent determination as to the validity and enforceability thereof, and in executing and delivering this Guaranty to the Administrative Agent, Guarantor is not in any manner relying upon the validity, and/or enforceability, and/or attachment, and/or perfection of any Liens or security interests of any kind or nature

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granted by any Seller Party or any other guarantor to the Administrative Agent, now or at any time and from time to time in the future.
5.Reinstatement. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Seller Party or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Seller Party or any substantial part of its property, or otherwise, all as though such payments had not been made.
6.Payments. Guarantor hereby agrees that the Obligations will be paid to the Administrative Agent without set-off or counterclaim in U.S. Dollars.
7.Event of Default. If an Event of Default under the Repurchase Agreement shall have occurred and be continuing, the Guarantor agrees that, as between the Guarantor and Administrative Agent, the Obligations may be declared to be due for purposes of this Guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any such declaration as against any Seller Party and that, in the event of any such declaration (or attempted declaration), such Obligations shall forthwith become due by the Guarantor for purposes of this Guaranty.
8.Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
9.Headings. The paragraph headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
10.No Waiver; Cumulative Remedies. The Administrative Agent shall not by any act (except by a written instrument pursuant to paragraph 13 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

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Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise

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modified except by a written instrument executed by the Guarantor and the Administrative Agent on behalf of Buyers, provided that any provision of this Guaranty may be waived by the Administrative Agent on behalf of Buyers in a letter or agreement executed by the Administrative Agent or by facsimile or electronic transmission from the Administrative Agent. This Guaranty shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Administrative Agent on behalf of Buyers and their respective successors and assigns permitted under the Repurchase Agreement.
11.Notices. Notices by the Administrative Agent to Guarantor shall be given pursuant to Section 20 of the Repurchase Agreement.
12.Jurisdiction; Waiver of Trial by Jury.
(a)THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
(b)GUARANTOR HEREBY WAIVES TRIAL BY JURY. GUARANTOR HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS IN ANY ACTION OR PROCEEDING. GUARANTOR HEREBY SUBMITS TO, AND WAIVES ANY OBJECTION IT MAY HAVE TO, EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS.
13.Integration. This Guaranty represents the agreement of the Guarantor with respect to the subject matter hereof and there are no promises or representations by any Seller Party or the Guarantor relative to the subject matter hereof not reflected herein.
14.Acknowledgments. Guarantor hereby acknowledges that:
(a)Guarantor has been advised by counsel in the negotiation, execution and delivery of this Guaranty and the other Program Agreements;
(b)the Administrative Agent does not have any fiduciary relationship to the Guarantor, and the relationship between the Administrative Agent and the Guarantor is solely that of surety and creditor; and
no joint venture exists between the Administrative Agent, Buyers and the Guarantor or among the Administrative Agent, Buyers, any Seller Party and the Guarantor.

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15.Intent. This Guaranty is intended to constitute a security agreement or other arrangement or other credit enhancement related to the Repurchase Agreement and Transactions thereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.
[Signature pages follow]

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IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed and delivered as of the date first above written.

FBRED REIT REAL ESTATE DEBT OPCO, LLC,
as Guarantor

By:             :===::::.....-p...b,.L    -
Name: Jacob Bret h
Title: Authorized St

S1gnature Page to the Guaranty